                                                                   EXHIBIT 10.17

CENTURY BUSINESS CREDIT CORPORATION ("CBCC")
119 WEST 40TH STREET
NEW YORK, NEW YORK 10018


                                                             As of April 1, 1998


     Re:  Amended and Restated Factoring Agreement
          Pepe Jeans USA, Inc.
          485 Fifth Avenue
          New York, New York 10017

Gentlemen:

     This letter ("Agreement") will amend and restate in its entirety the Factoring Agreement between us dated April 21, 1994, as amended on December 20, 1995 and February 27, 1997. [For purposes of this Agreement, "we," "us," and "our" refers to Pepe Jeans USA, Inc. and "you" and "your" refers to CBCC.] We hereby confirm that you will act as our sole collection Factor upon the following terms and conditions, namely:

     1. We hereby appoint you as our agent to collect all of our Receivables (as hereinafter defined). Additionally, we hereby agree to sell you and you hereby agree to purchase from us, all credit approved Receivables in accordance with Paragraph 6 hereunder; provided, however, that title and ownership of Receivables shall not vest in you and shall remain in us until the date the purchase price is paid to us by you, in cash or its equivalent (less any reserve as provided in this Agreement); and further provided, however, that at all times you shall have a continuing security interest in all of our present and future Receivables as collateral for repayment of any and all Obligations (as defined in paragraph 9 hereof) to you, whether now existing or hereafter arising. Upon payment of the purchase price, title shall vest in you as to those Receivables which you have purchased pursuant to Paragraph 6. For all purposes hereof, the term "Receivables" shall mean and include all accounts and all forms of obligations owing to us arising from or out of the sale of merchandise and/or the rendition of services, all proceeds thereof, all of our rights to merchandise represented thereby, all of our rights under insurance policies covering such merchandise or services, all of our rights against carriers of said merchandise, and all of our right, title, security interests and guarantees with respect to each Receivable, including all rights of replevin and reclamation and stoppage in transit and all other rights of an unpaid seller of merchandise or services.

     2. Each sale of merchandise and/or rendition of services by us on credit approved Receivables shall be made only with your written approval as to terms of sale (which shall not be changed without your written approval) and the credit standing of our customer, and you shall have the right to withdraw such approval at any time before delivery of merchandise or rendition of services. You shall not be liable to any person or in any manner for refusing to approve the credit of any customer. We shall execute and deliver to you written schedules of all Receivables sold or assigned to you hereunder in form satisfactory to you, together with copies of customers' invoices or the equivalent and upon your request conclusive evidence of delivery for all goods sold and all other information or documents you may require relating to Receivables. All
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customers' invoices shall be marked payable to you in a manner satisfactory to you, and such marking of invoices as payable to you, regardless of by whom done, and/or the delivery thereof to you shall constitute an assignment thereof to you whether or not we execute any specific instrument of assignment. You shall have the right to retain all remittances, checks and other proceeds of sale relating to Receivables and we agree to confirm your rights thereto by execution from time to time of whatever documents you may reasonably deem necessary to effect collection thereof. We authorize you to endorse our name on any and all checks or other forms of remittances received in payment of Receivables, whether you have purchased the same or not, whenever you deem such endorsement to be necessary to effect collection thereof. If any remittances are made directly to us relating to Receivables, we shall hold the same in trust for your benefit and your property and will immediately deliver to you the identical checks, documents, instruments or moneys received in the same form as received by us. We have been advised that you may employ and we consent to your use of a lockbox account for the deposit of remittances received in payment of Receivables.

     3. We represent and warrant that each and every Receivable now or hereafter assigned to you will cover a bona fide sale and delivery of merchandise usually dealt in by us or the rendition by us of services to customers in the ordinary course of our business; covers merchandise or services which have been received and accepted by our customers without dispute or claim of any kind or nature; will be for an amount certain payable in United States funds in accordance with the terms of our invoice covering said sale, which shall not be changed without your written approval; except for your security interest therein on credit approved Receivables, and the subordinate security interests of our lenders, there are no security interests, liens, or encumbrances thereon and each Receivable will at all times be kept free and clear of same in your favor; we have good title thereto and the legal rights to sell, assign, transfer and set over the same to you; and all documents to be delivered by us to you in connection therewith will be genuine and, to our best knowledge, will be enforceable against our customers free and clear of any offset, deduction, counterclaim, lien, encumbrance or any other claim or dispute, including, without limitation, claims or disputes as to price, terms, delivery, quantity or quality and claims of release from liability or because of any act of God, or a public enemy, or war, or because of the requirements of law or of rules, orders or regulations having the force of law. We agree to indemnify you against any liability, loss or expense caused by or arising out of the rejection of merchandise or services or claims or deductions of every kind and nature by our customers, other than those resulting from financial inability of our customer, whose credit standing you have approved, to make payment. In the event of our breach of any of the foregoing representations and/or warranties, you shall have, in addition to all your other rights under this Agreement, the right to chargeback to us immediately the full amount of the Receivables affected thereby together with interest, but such chargeback shall not be deemed a reassignment thereof, and you shall retain a security interest in such Receivable and in the merchandise represented thereby until such Receivable is fully paid, settled or discharged or all our Obligations (as hereinafter defined in paragraph 9) to you are fully satisfied. Notwithstanding anything to the contrary in this Agreement, you shall not, however, have the right to chargeback to us any Receivable approved by you which is unpaid solely because of such customer's financial inability to pay. We agree that although you may limit your purchase of Receivables arising from our sales to any one customer or the terms of sale, you nevertheless agree to collect such non-credit approved Receivables on our behalf. We agree that all invoices

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in the amount of $100.00 or less shall be with full recourse to us in the event of nonpayment thereof for any reason whatsoever regardless of whether or not you have approved the sale relating thereto. As to Receivables purchased by you with recourse to us, you shall have the right to charge the same back to us at any time, together with interest, if any. Upon the occurrence of any breach of any representation or warranty for or by us to you or any chargeback by you, we shall promptly pay you the full amount of the Receivable affected thereby.

     4. We shall notify you upon your request in each instance of the return, rejection, loss of or damage to merchandise represented by any Receivable, of any request for extension of time to pay or request for credit or adjustment, or of any merchandise dispute or other dispute or claim relating to any Receivable or to the merchandise or services covered thereby or tending in any way to diminish the sum certain payable thereon. As to credit approved Receivables, if any such dispute, controversy or claim is not promptly settled by us, you may, if you so elect, settle, compromise, adjust or otherwise enforce or dispose of by litigation or otherwise, any such dispute, controversy or claim, at our expense, and upon such terms and conditions as you in your sole discretion shall deem proper, but you shall have no obligation to do so. You agree that, after assignment of credit approved Receivables to you and so long as no event of default has occurred, we may grant allowances, credits or adjustments to customers, or accept any return of merchandise, in each case solely in the ordinary course of business, and should we do so we shall supply you with immediate written notice in each instance. All such credit memoranda to be issued to any customer shall be furnished by us only to you for transmission by you to our customer who shall solely be entitled to the benefit thereof. As to credit approved Receivables, if any merchandise relating thereto shall be returned by or recovered from our customer or held subject to bill and hold invoices, we shall forthwith pay you the full amount of such Receivable, either in cash or by the assignment of new Receivables hereunder, and until such payment or assignment, such merchandise shall be held by us in trust for your benefit, shall be segregated and identified by us as property held in trust for your benefit, and upon your reasonable request we shall, at our expense, deliver the same to you or for your account or upon your order to such place or places as you may designate. Upon notice to us, you may sell or cause the sale of any such merchandise, at such prices and upon such terms as you may deem proper, and in the event of any public sale thereof, you may be the purchaser. The proceeds of any such sale or sales shall first be charged with the costs and expenses of any incident to such sale, and the balance, if any, shall be credited to our account.

     5. You will send us a monthly account current at the end of each month which will be in the same form as heretofore rendered to us, and as such shall not reflect the retention or transfer of title to Receivables as herein provided and shall not supersede or override the provisions of paragraph 1 hereof regarding the retention or transfer of title to Receivables. Unless you receive our written objection to any account current rendered by you within thirty (30) days after the mailing of such account current, it shall be deemed accepted by us and shall become conclusive and binding upon us. All debit balances shall be payable to you on demand and shall bear interest at the rate of interest then in effect as hereinafter provided (herein called the "Contract Rate"); such interest is payable to you daily but shall be charged to our account monthly as a cash advance made by you to us. The Contract Rate of interest hereunder shall be equal to the Prime Rate (as hereinafter defined). Such Contract Rate is based upon the highest announced prime, base or reference rate charged by New York City money center banks to

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substantial and responsible corporate commercial borrowers ("Prime Rate") which is now eight and one-half percent (8 1/2 %) per annum, and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers by such banks. Such Contract Rate shall be increased or decreased as the case may be, as such Prime Rate is increased or decreased and to the extent thereof; each such change to be effective as at the first of the month after the related change in such Prime Rate; but in no event shall the Contract Rate of interest hereunder be less than the Prime Rate per annum nor in excess of the maximum rate you are permitted to charge by law.

     6. Collections of our Receivables, less any sums remitted or otherwise paid to us or for our account, or debited to our account hereunder, shall be payable by you to us each Friday for collections credited to us Monday, Tuesday and Wednesday of each week, and each Tuesday for collections credited to us for Thursday and Friday of the previous week. However, if any Receivable as to which you have approved the credit standing of the customer shall not be paid by reason of the customer's bankruptcy or insolvency or within 120 days of maturity, you will pay us one-half (1/2) of the purchase price thereof on the earlier of (a) the first Tuesday of the month following such customer's bankruptcy or insolvency, or (b) the first Tuesday following the Receivable becoming 120 days past due without dispute. Upon such payment to or for us, our assignment of the Receivable shall be effective to transfer title to such Receivable to you. Upon your collection in whole or in part of any Receivable with respect to which you have made payment to us in accordance with the provisions of the second sentence of Paragraph 6, you shall pay to us one half of the amount of such collection (net of your actual and reasonable attorneys fees for collection provided that the collection attorney shall be satisfactory to us in each instance, our consent not to be unreasonably withheld). The purchase price of Receivables sold and assigned to you each month shall be the net amount thereof, as herein defined, less the amount of your commission on the purchase of such Receivables as provided in Paragraph 7 hereof. As used herein, the term "net amount" of Receivables shall mean the gross amount of Receivables, less returns, allowances and discounts to customers upon shortest or longest selling terms, as you may elect.

     7. For your services hereunder with respect to our sales, you shall receive a commission, which shall be chargeable to our account with you on the last day of each month, equal to the product of (a) the net face amount of each credit approved Receivable less selling discounts and (b) the commission rate set forth below opposite the applicable period in which such sale is made:

          Period                        Commission Rate
          ------                        ---------------
          April 1, 1998 through         .3175%
          March 31, 1999

          April 1, 1999 through         .3000%
          March 31, 2000

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     8.   If any tax by any governmental authority (other than for your income and franchise taxes) is or may be imposed on or as a result of any transaction between us under or relating to this Agreement, or in respect to sales or the merchandise affected by such sales, which you are or may be required to withhold or pay, we agree to indemnify and hold you harmless in respect of such taxes, and we will repay you the amount of any such taxes, which shall be charged to our account, and until we shall furnish you with indemnity therefor (or supply you with evidence satisfactory to you that due provision for the payment thereof has been made), you may hold without interest any balance standing to our credit and you shall retain your security interest in any and all collateral held by you.

     9. As security for all "Obligations" (as herein defined), we hereby grant to you a security interest in, a general lien upon and/or a right of setoff of, all Receivables, all our credit balances with you and all our claims against you (whether now or hereafter existing and whether arising under this Agreement or otherwise), and all our property of every kind and description, tangible or intangible, at any time in your possession or subject to your control, whether now or hereafter existing or now owned or hereafter acquired and wherever located. As used herein, the term "Obligations" means and includes all indebtedness, liabilities, obligations, debit balances, covenants and duties owing by us now or hereafter existing, all interest, fees, charges, expenses and attorneys' fees for which we are obligated hereunder. We agree to execute such further instruments and financing statements as may be required by any law in connection with the transactions contemplated hereby and to cooperate with you in the filing or recording and renewal thereof, and we hereby further authorize you (and appoint any person whom you designate as our attorney-in-fact with power) to sign our name on any such instrument and on financing statements under the Uniform Commercial Code. Recourse to security shall not be required and we shall at all times remain liable for the repayment on demand of all Obligations.

     10. The undersigned will pay you on demand all costs and expenses incurred, including a reasonable allowance for attorneys' fees, in connection with the execution and delivery of any amendment, supplement or modification hereof or the filing or perfecting any security interest in the Receivables or any other collateral granted by us or by any of our affiliates, shareholders or guarantors or to obtain or enforce payment of any Obligation of the undersigned to you, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement and/or the Receivables assigned and/or any Obligations of the undersigned to you, or any collateral therefor, including, without limitation, effecting collection of Receivables whether by adjustments, litigation or otherwise, and realization upon recovered or returned merchandise.

     11. We shall not be entitled to pledge your credit for any purpose whatsoever.

     12. We waive presentment and protest of any instruments and all notices thereof, notices to which we might otherwise be entitled. We shall maintain, at out expense, proper books of account. You shall have the right to inspect and make extracts from such books and all of our files, records and correspondence at all reasonable times. All sales of Receivables to you by us shall be deemed to include all of our right, title and interest to all of our books, records and files and all other data and documents relating to each Receivable. We shall furnish you with as many duplicate customers' invoices as you may from time to time require. We certify to you that

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our address as set forth in this Agreement is our mailing address, our chief place of business, and the office at which our records relating to Receivables are kept. We request however that notices under this Agreement be sent to us at 35 Henry Street, Secaucus, New Jersey 07094. We shall not effect any change in our mailing address, or in our chief place of business, or in the office in which our records relating to Receivables are kept, without first giving you written notice thereof.

     13. The term of this Agreement began as of April 21, 1994 and shall continue until March 31, 2000. You shall have the right to terminate this Agreement at any time by giving the undersigned sixty (60) days prior written notice. Notwithstanding the foregoing, you may terminate this Agreement without notice in the event that: we commit any breach of or default in the performance of any of our representations, warranties or covenants whether contained herein or in any instrument or document delivered pursuant hereto or in any other agreement, instrument, or document under which we are obligated to you; or we make any false or untrue representation to you in connection with this Agreement or any transaction relating thereto, become unable to pay our debts as they mature, make a general assignment for the benefit of creditors, suspend the transaction of our usual business, convene or cause to be convened a meeting of our creditors or principal creditors or take advantage of the insolvency laws of any State, or a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed by or against us (if involuntary, only if such case is not dismissed or consented to within 60 days of filing) or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of our assets or affairs or an order for relief in a case commenced under the Federal Bankruptcy Code is entered; or we shall be dissolved or be a party to any merger or consolidation without your written consent; or if there shall be issued or filed against us any tax lien, or there shall be issued or filed against us any attachment, injunction, execution, or judgment which is not removed within thirty (30) days after same was issued or filed. Notwithstanding any termination of this Agreement we shall continue to assign Receivables to you and turn over all collections to you as herein provided until all Obligations shall have been fully paid and satisfied, and until then this Agreement shall remain in full force and effect as to and be binding upon us, and you shall be entitled to retain your security interest in all existing and future Receivables and other security.

     14. Upon the occurrence of any of the events of default specified in Paragraph 13 hereof, you shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all collateral in which you have a security interest, such rights and remedies being in addition to all of your other rights and remedies provided for herein. You may sell or cause to be sold any or all of such collateral, in one or more sales or parcels, at such prices and upon such terms as you may deem best, and for cash or on credit or for future delivery, without your assumption of any credit risk, and at a public or private sale as you may deem appropriate. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, you will give us reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid to our address shown herein, at least five (5) days before the time of the sale or disposition thereof. You may invoice any such sale in your name or in our name, as you may elect, as the seller, and

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in such latter event such invoice shall be marked payable to you as provided in
Paragraph 2 hereof. You may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of and incident to such sale, including attorneys' fees, and then to the payment (in such order as you may elect) of all Obligations. You will return any excess to us and we shall remain liable for any deficiency.

     15. We warrant that we are solvent, know of no present or pending situation which could render us insolvent, and we will remain solvent during the term of this Agreement. This Agreement is made and is to be performed under the law of the State of New York and shall be governed by and construed in accordance with said law. Each of the parties to this Agreement expressly submits and consents to the jurisdiction of the Supreme Court of the State of New York in the County of New York, with respect to any controversy arising out of or relating to this Agreement or any amendment or supplement thereto or to any transactions in connection therewith and each of the parties to this Agreement hereby waives personal service of any summons or complaint or other process or papers to be issued in any action or proceeding involving any such controversy and hereby agrees that service of such summons or complaint or process may be made by registered or certified mail to the other party at the address appearing herein; failure on the part of either party to appear or answer within thirty (30) days after such mailing of such summons, complaint or process shall constitute a default entitling the other party to enter a judgment or order as demanded or prayed for therein to the extent that said Court or duly authorized Officer thereof may authorize or permit. You and we do hereby waive any and all right to a trial by jury in any such action or proceeding. In the event you commence any action or proceeding against us, we will not assert any offset or counterclaims, of whatever nature or description, in any such action or proceeding. No failure or delay by you in exercising any of your powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Your rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which you may have. This Agreement may only be modified in writing and no waiver by you will be effective unless in writing and then only to the extent specifically stated. All notices and other communications by either party hereto shall be in writing and shall be sent to the other party at the address specified

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herein. You shall have the right to assign this Agreement and all of your rights hereunder shall inure to the benefit of your successors and assigns; and this Agreement shall inure to the benefit of and shall bind our respective successors and assigns.


                              Very truly yours,

                              PEPE JEANS USA, INC.

                              By: /s/ Arthur Bargonetti
                                 ----------------------
                              Title: Executive Vice President
                                    -------------------------

                              Accepted at New York, New York
                              On  April 20, 1998
                                 ------ --


                              CENTURY BUSINESS CREDIT CORPORATION


                              By: /s/ David J. Finkelstein
                                 -------------------------
                              Title: SR EVP
                                    -------

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